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                                                                    EXHIBIT 99.1

                                                      [NAVARRE CORPORATION LOGO]

FOR ADDITIONAL INFORMATION:
Jim Gilbertson, Vice President and Chief Financial Officer
763-535-8333
jgilbert@navarre.com

Cary Deacon, COO Licensing & Publishing     Joyce Fleck, VP Marketing
763-535-8333                                763-535-8333
cdeacon@navarre.com                         jfleck@navarre.com

Michael Shelling, Encore
1-310-719-2846,
mshelling@encoreusa.com

                              FOR IMMEDIATE RELEASE

                 NAVARRE'S ENCORE SUBSIDIARY SIGNS EXCLUSIVE CO-
                    PUBLISHING AGREEMENT WITH RIVERDEEP INC.
     Encore to Manage the Majority of Riverdeep Interactive Retail Products
                     Full Management to Commence Early 2005

MINNEAPOLIS, MN - APRIL 13, 2004 - Navarre Corporation's (NASDAQ: NAVR) subsidiary Encore Software, LLC and Riverdeep Inc., a Limited Liability Company, a leading developer of interactive products in the education and productivity markets, today announced that they have reached an exclusive co-publishing agreement for the sales and marketing of Riverdeep products in the United States for a majority of the retail marketplace. Encore will assume Riverdeep's total United States retail channel management commencing in early 2005.

Under the terms of this five-year agreement, Encore will be responsible for the sales, marketing and distribution of Riverdeep interactive content, including computer software, interactive DVD products and other interactive electronic educational products to a majority of the U.S. retail channel and transitioning to the total retail channel in early 2005. Riverdeep will continue to focus on content development, as well as sales directly to schools, direct to consumer, OEM and premium markets. The Company expects this strategic relationship to add approximately $35 million in annual publishing revenue and be accretive to earnings in Fiscal Year 2005.

Eric Paulson, Chairman & CEO of Navarre commented, "We are extremely pleased with the Riverdeep agreement and are confident we can assist them with their plans to build even stronger brand equity and increased market share in the U.S."

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Simon Calver, Riverdeep COO stated, "As we continue to develop innovative content and expand our brands onto other interactive platforms, it was crucial that we find the right partner, one that would enable us to focus more on our core strengths, and also ensure a seamless transition of service and support for our retail customers." Calver continued, "Encore's strength in the areas of sales and marketing, their emphasis on 3rd party publishing, and Navarre's world-class distribution infrastructure make them the ideal choice to help us continue to build both brand equity and market share for Riverdeep properties in the U.S. retail market."

The Novato, California, based company is best known for its strong consumer productivity and education titles published under the Broderbund and The Learning Company labels. Riverdeep's best-selling brands include The Print Shop, Print Master, 3D Home Architect, Reader Rabbit(R), Mavis Beacon and Kid Pix, some of which have been successfully published for over 20 years. Riverdeep products are sold in thousands of stores nationwide, including leading major retailers. According to NPD Data for 2003, Riverdeep held the number one market share position within the education and desktop publishing market categories based on sales.

"Since being acquired by Navarre in August 2002, it has been Encore's core mission to become the leading publisher of 3rd party content in North America," says Michael Bell, Encore CEO. "Aligning ourselves with strong publishing and content providers has been integral to fulfilling this objective. We're extremely excited about our relationship with Riverdeep; it is the ideal union of their top-tier brands and content with our expertise in sales, marketing and distribution at the retail level."

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Encore assumed retail fulfillment responsibilities for Riverdeep's existing titles on April 1, 2004.

ABOUT NAVARRE

Navarre Corporation (NASDAQ: NAVR) provides distribution and related services to leading developers and retailers of home entertainment content. The company operates under two business divisions; Distribution Services which includes PC software, video games, CD audio and DVD video; Publishing which includes Encore. Based in Los Angeles, CA, Encore is a majority-owned subsidiary of Navarre Corporation (NASDAQ: NAVR), and a leading interactive publisher in the PC CD-ROM and videogame markets. As a result of strategic relationships, the company publishes PC titles or compilations in major software categories from productivity to education. BCI Eclipse, a wholly-owned subsidiary of Navarre Corporation, which provides niche DVD video and audio products. Navarre's client-specific delivery systems allow its product lines to be seamlessly distributed to over 18,000 retail locations throughout North America. The Company provides such value-added services as inventory management, Web-based ordering, fulfillment and marketing and EDI customer and vendor interface. Since its founding in 1983, Navarre has built a base of distribution partnerships with a broad base of leading retailers across the mass merchant, music, computer and office specialty, wholesale club and military PX channels, as well as software content developers from all categories of the industry and independent record labels encompassing all musical genres. For more information, please visit the Company's Web sites at www.navarre.com.

ABOUT RIVERDEEP, A LIMITED LIABILITY COMPANY

Riverdeep Inc., a Limited Liability Company, is a leading publisher of interactive products focusing on productivity, kids' entertainment, and education markets for adults, children, and schools. Riverdeep's rich portfolio of interactive award-winning products feature such well-known brands as The Print Shop, Reader Rabbit, Carmen Sandiego and Destination Math. For more information, visit www.riverdeep.net.

SAFE HARBOR

"The statements in this press release that are not strictly historical are "forward looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections. The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to, the Company's dependence upon a limited number of large customers that account for a significant part of its business, developments in the retail and consumer markets for prerecorded music products and computer software products, the Company's ability to successfully increase its sales of video and DVD products, retail consumer buying patterns, the ability of the Company and the music industry generally to maintain or increase sales in light of the wide-spread internet-based music swapping and file sharing by consumers, new and different competition in the Company's traditional and new markets, seasonality in its business and the fact that a large portion of the Company's revenues have traditionally been related to the holiday selling season, the Company's ability to successfully act as distributor to on-line retailers, the Company's ability to manage its inventory, the Company's dependence upon recording labels and artists, the Company's dependence upon obtaining and maintaining license agreements with software publishers, the Company's ability to react to changes in the distribution of software and prerecorded music, the Company's dependence upon a key employee, namely, Eric H. Paulson, Chairman of the Board, President and Chief Executive Officer who has been with the Company since its inception in 1983, the ability of the Company's majority-owned subsidiary Encore Software, Inc, a videogame and CD-ROM publisher, to successfully develop and distribute new and existing products, the ability of the Company to integrate the business of BCI Eclipse, and the ability of BCI Eclipse to develop and distribute DVD/Video products.

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A detailed statement of risks and uncertainties is contained in the Company's reports to the Securities and Exchange Commission, including in particular the Company's Form 10-K for the year ended March 31, 2003. Investors and shareholders are urged to read this document carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release, "NAVARRE'S ENCORE SUBSIDIARY SIGNS EXCLUSIVE CO-PUBLISHING AGREEMENT WITH RIVERDEEP INC.", dated April 13, 2004, will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward- looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov or at one of the SEC's other public reference rooms in New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information with respect to the SEC's public reference rooms. Free copies of these documents may be obtained by contacting Kathy Conlin at 763-535-8333.

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